UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2014

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LKQ CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 3, 2014, the Compensation Committee of the Board of Directors of LKQ Corporation (the “Company”) approved amendments to the Company’s Long Term Incentive Plan (the “LTIP”).  The primary purposes of the amendments, which will be applicable to performance periods under the LTIP commencing on or after January 1, 2015, were (i) to allow the grant of three year performance awards each year (i.e. overlapping performance periods) instead of the current practice of granting three year performance awards every three years (i.e. end-to-end performance periods), (ii) to eliminate the deferred vesting concept (i.e. the full award would be payable at the end of the applicable performance period instead of 50% of the award being paid in equal installments over three years following the end of the performance period), (iii) to increase, subject to stockholder approval, the maximum dollar amount of any one performance award, (iv) to allow a pro rata payment of a performance award in the event of a participant’s death or disability during the applicable performance period, and (v) to allow continuation of vesting of a performance award in the event of a qualifying retirement during the applicable performance period.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the LTIP, as amended, which is filed as Exhibit 10.1 to this report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Amended and Restated LKQ Corporation Long Term Incentive Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 7, 2014

LKQ CORPORATION

By:	/s/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel